SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549





                                    FORM 8-K





                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934






         Date of Report (Date of earliest reported event): May 25, 2001



                               MOTIENT CORPORATION
             (Exact name of registrant as specified in its charter)




         Delaware                      0-23044                 93-0976127
(State or other jurisdiction of  (Commission File No.)       (IRS Employer
incorporation or organization)                              Identification No.)




                            10802 Parkridge Boulevard
                           Reston, Virginia 20191-5416
                                 (703) 758-6000
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)

Item 5.  Other Events.

Motient is aware of a number of purported class action lawsuits that have been filed in Delaware Chancery Court challenging the proposed merger between Motient and Rare Medium Group, Inc. All of the complaints name Rare Medium Group, along with members of its board of directors, as defendants. Most of the complaints name Apollo Advisors, L.P. and certain of its affiliated entities as co-defendants and some of the complaints name Motient as a co-defendant. The complaints principally allege that the defendants purportedly breached duties owed to Rare Medium's stockholders in connection with entering into the merger agreement. Motient plans to contest the lawsuits vigorously.

Under the terms of a May 14, 2001 definitive merger agreement, Motient agreed to acquire 100 percent of Rare Medium Group using a combination of newly issued Motient stock, shares of XM Satellite Radio stock owned by Motient and certain other consideration. Completion of the merger remains subject to approval of both companies' stockholders, as well as satisfaction of other customary closing conditions contained in the definitive merger agreement, a copy of which has been filed by Motient with the SEC as an exhibit to its Form 8-K/A on May 15, 2001.

The transaction was unanimously approved by the boards of directors of both companies, including a special committee of the board of directors of Rare Medium which was formed to review the transaction on behalf of Rare Medium's common stockholders.

                                      # # #


Caution Concerning Forward-Looking Statements. This document includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to Motient's litigation defense and the approval and consummation of the merger. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to changes in global economic, business, competitive market and regulatory factors, financial markets, the failure of the proposed transaction described above to be completed for any reason or the parties being unable to recognize the benefits of the transaction. More detailed information about those factors is contained in Motient's and Rare Medium's filings with the Securities and Exchange Commission, including Motient's registration statement on form S-3 (File No. 333-42014) and Motient's annual report on Form 10K for the year ended December 31, 2000.

Motient and Rare Medium will be filing a joint proxy statement/prospectus and other relevant documents concerning the proposed transaction with the SEC. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ON THE PROPOSED TRANSACTION. Investors will be able to obtain the documents free of charge at the SEC's website (www.sec.gov). In addition, documents filed with the SEC by Motient or Rare Medium with respect to the proposed transaction may be obtained free of charge by contacting Rare Medium Group, Inc., 565 Fifth Avenue, New York, New York 10017, Attention:
Investor Relations (tel.: 212-883-6940) or Motient Corporation, 10802 Parkridge Blvd, Reston, VA, 20191. INVESTORS SHOULD READ THE JOINT PROXY STATEMENT/PROSPECTUS CAREFULLY WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION.

Motient  and  its  directors  and  executive   officers  may  be  deemed  to  be
participants in the solicitation of proxies from Motient stockholders. The directors and executive officers of Motient include: Gary Parsons, Walter Purnell, Jack Shaw, Billy Parrott, Andrew Quartner, Jonelle St. John, W. Bartlett Snell, Dennis Matheson, and David Engvall. Collectively, as of April 30, 2001, the directors and executive officers of Motient beneficially owned approximately 2.65% of the outstanding shares of the company's common stock. Stockholders may obtain additional information regarding the interests of such participants by reading the joint proxy statement/prospectus when it becomes available.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            MOTIENT CORPORATION

                                            /s/David H. Engvall
                                            By: David H. Engvall
                                            Vice President and General Counsel

Date:  May 25, 2001